Exhibit 3(b)

                                                        FILED #C27417-98
                                                          MAY 24, 2002

                                                        IN THE OFFICE OF
                                                         /s/ DEAN HELLER
                                                 DEAN HELLER, SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                          TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATION
          (PURSUANT TO NRS 78.385 AND 78.90 - AFTER ISSUANCE OF STOCK)

     1.   Name of Corporation: MAGIC STORIES, INC.

     2.   The articels have been amended as follows:

          "FIRST: The name of the corporation is

                  PRACTICAL PLASTICS, INC."

     3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 10,000,000 common shares.

DATED: May 1, 2002


/s/ Jonathan A. Firestein
-----------------------------
Jonathan A. Firestein
President